                                                                    EXHIBIT 99.1
                        [SYNOVIS LIFE TECHNOLOGIES LOGO]

FROM:                                       FOR:
Padilla Speer Beardsley Inc.                Synovis Life Technologies, Inc.
1101 West River Parkway                     2575 University Ave.
Minneapolis, Minnesota 55415                St. Paul, Minnesota 55114

CONTACT:                                    CONTACT:
Nancy A. Johnson/Marian Briggs              Brett Reynolds, CFO
(612) 455-1745/ (612) 455-1742              (651) 796-7300


FOR IMMEDIATE RELEASE

SYNOVIS LIFE TECHNOLOGIES REPORTS FIRST-QUARTER RESULTS

STRATEGIC INITIATIVES IN SURGICAL AND INTERVENTIONAL BUSINESSES ADVANCING; INTERVENTIONAL REVENUE REACHES ANOTHER FIRST-QUARTER HIGH

     ST. PAUL, Minn., February 22, 2006 - Synovis Life Technologies, Inc. (Nasdaq: SYNO), today reported its financial results for the first fiscal quarter ended January 31, 2006.

     First-quarter consolidated net revenue was $13.3 million, versus $13.4 million in the year-ago period. The company reported a net loss of $572,000, or $0.05 per diluted share, compared to net income of $205,000, or $0.02 per diluted share, in the year-earlier period.

     "As we had expected, first-quarter revenue was influenced by a variety of factors, primarily in the surgical side of the business as the first stages of the phase out of independent distribution and phase in of direct sales occurred," said Karen Gilles Larson, Synovis Life Technologies president and chief executive officer. "While the first-quarter revenue for the interventional business was typical in its historical pattern, we were pleased to have reached another first-quarter revenue high in this segment."

         Larson continued, "In both businesses, we have important strategic activities under way, which are significant to our growth potential and profitability." In the surgical business, two initiatives are foremost: the conversion of the domestic sales channel from an independent sales force to a direct sales force and a clinical marketing evaluation of the company's Peri-Strips(R) Dry with Veritas(R) Collagen Matrix (PSD Veritas) for circular staplers, which is designed to reduce

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Synovis Life Technologies, Inc.
February 22, 2006
Page 2

the risks of leaks in colorectal surgeries. In the interventional business, the company is engaged in initiatives to increase its operating efficiency as well as to diversify its customer and market base.

     "As we have stated previously, this is a year when we expect to incur the costs of our initiatives before we experience their benefits. We are investing in these initiatives because we believe their payback will be valuable to all Synovis stakeholders," said Larson.

     The consolidated gross margin in the quarter was 36 percent, compared to 39 percent in the first quarter of fiscal 2005. The lower consolidated gross margin resulted from the revenue mix between the interventional and surgical businesses, as well as a lower surgical business margin. Consolidated operating expenses totaled $6.0 million in the quarter, up $911,000 from the year-ago period. The increase included $735,000 of expenses related to the direct sales force conversion and colorectal study.

     Cash, cash equivalents and short-term investments totaled $43.3 million at January 31, 2006, compared to $44.5 million at October 31, 2005. Cash used by operations was $491,000 in the fiscal first quarter, reflecting the operating results in the quarter along with increased inventories and changes in deferred taxes.

INTERVENTIONAL BUSINESS

     Interventional business revenue rose to $7.1 million in the first quarter, a 3 percent gain over $6.9 million in the year-ago period.

     "We have a consistent historical pattern of first-quarter revenue being the lowest of the fiscal year and lower than the previous three sequential quarters," noted Larson. "Through our successful efforts to gain broader participation with the device companies selling CRM (cardiac rhythm management) products, we were able to reduce the effect to Synovis of business shifts among these CRM companies and reach another first-quarter revenue high."

     Larson continued, "Customer and market diversification continues to be a key objective for this business segment. We are engaged in a few customer projects that have the potential to meet our objective of meaningful customer and market diversification. In making a decision to begin a project, we consider the likely life-cycle benefit of the project to the customer company, the customer company's `market power' and expected return to Synovis."

     The interventional segment gross margin was 20 percent in the first quarter of 2006, compared to 19 percent in the same period of 2005. The operating loss for this segment was $352,000 for the 2006 first quarter, versus an operating loss of $275,000 in the year-ago period and

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Synovis Life Technologies, Inc.
February 22, 2006
Page 3

and was the result of increases in operating expenses for an additional sales person and for investments in projects to increase operational efficiency.

SURGICAL BUSINESS

     In the first quarter, surgical business revenue was $6.2 million, versus $6.5 million in the year-ago period. In the just-completed quarter, revenue from Peri-Strips, a biomaterial buttress and primary surgical product, totaled $2.0 million compared to $2.7 million in the first quarter of fiscal 2005.

     Larson added, "Despite the expected disruptions in our sales channels as we began the phase out of independent distributors and sales reps and phase in of direct sales personnel, we increased surgical business total revenue by 5 percent compared to the fourth quarter of last fiscal year. The process is moving along very well."

     To date, Synovis has hired 21 experienced sales people. Of these 21 individuals, all but two have been trained and are now in the field. The last group of seven individuals completed training in mid-January. The sales force is close to fully staffed, and the company expects to complete its current hiring by the end of the second quarter. The sales force will initially be focused on the sizable opportunity in bariatric surgery to treat morbid obesity, bringing the value of buttressing to surgeons who either are not familiar with buttressing or are not using the company's buttress.

     The surgical business' first-quarter gross margin was 55 percent, versus 60 percent in the same period of last year. The gross margin decrease is affected by the expected complexities of this fiscal year and is due primarily to lower production volumes, which impacted both overhead rates as well as manufacturing variances, and the sales mix between domestic and international markets. This segment reported a first-quarter operating loss of $306,000 compared with operating income of $877,000 in the same period of last year, after incurring additional costs of $735,000 related to its direct sales force and colorectal clinical initiatives.

     Synovis has a long-term prospective, randomized clinical market evaluation in progress on the use of PSD Veritas with circular staplers in colorectal surgery for colon cancer. Larson noted, "We have more than a decade of experience with Peri-Strips, and we are eager to see if we can confirm the performance of this circular configuration of Peri-Strips in reducing the risks of leaks and their complications in colorectal surgery, as the linear version has reduced the risks related to leaks in other critical surgeries. Patient enrollments and surgeries are progressing."

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Synovis Life Technologies, Inc.
February 22, 2006
Page 4

     Clinical literature indicates colorectal surgeries have an average leak rate of approximately 7 percent. Based on relevant procedures and current expected pricing, the company estimates that the annual global market opportunity for buttresses in colorectal surgeries is in the neighborhood of $200 million.

     Patients enrolling in the study are divided evenly between those receiving PSD Veritas and those not receiving the buttress. This clinical study is currently expected to include up to 15 clinical sites, could enroll as many as 950 patients and, at this level of enrollment, cost up to $3.5 million. Costs related to this study are categorized under selling, general and administrative expenses in the company's financial statements.

     First-quarter sales of microsurgery products rose 38 percent to $882,000 over the prior-year period. The primary driver was growth in sales of the Microvascular Anastomotic Coupler, including the recently released larger sizes of the Coupler, which accounted for approximately 10 percent of Coupler revenue in the first quarter. In addition, the company sold two Varioscopes(R) in the quarter. The Varioscope is an innovative, head-mounted microscope for use during surgery, and is distributed by Synovis for Life Optics, an Austrian company.

CONFERENCE CALL AND WEBCAST

     Synovis Life Technologies will host a live Webcast of its fiscal first-quarter conference call today, February 22, at 10:00 a.m. CT to discuss the company's results. To access the live Webcast, go to the investor information section of the company's Web site, www.synovislife.com, and click on the Webcast icon. A Webcast replay will be available beginning at noon CT, Wednesday, February 22, 2006.

     If you prefer to listen to an audio replay of the conference call, dial
(800) 405-2236 and enter access number 11053087. The audio replay will be available beginning at 1 p.m. on Wednesday, February 22, through 6:00 p.m. CT on Friday, February 24.

ABOUT SYNOVIS LIFE TECHNOLOGIES

     Synovis Life Technologies, Inc., based in St. Paul, Minn., is a diversified medical device company engaged in developing, manufacturing and bringing to market medical devices for the surgical and interventional treatment of disease. For additional information on Synovis Life Technologies and its businesses, visit the company's Web site at www.synovislife.com.

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Synovis Life Technologies, Inc.
February 22, 2006
Page 5

     Forward-looking statements contained in this press release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The statements can be identified by words such as "should", "could", "may", "will", "expect", "believe", "anticipate", "estimate", "continue", or other similar expressions. Certain important factors that could cause results to differ materially from those anticipated by the forward-looking statements made herein include the timing of product introductions, outcomes of clinical trials and regulatory submissions, the number of certain surgical procedures performed, the level of orders from contract manufacturing customers, and the effectiveness of the company's plan to transition to a direct sales force, as well as the other factors found in the company's Annual Report on Form 10-K for the year ended October 31, 2005.

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Synovis Life Technologies, Inc.
February 22, 2006
Page 6

SYNOVIS LIFE TECHNOLOGIES, INC.

Condensed Consolidated Results of Operations (unaudited)
(In thousands, except per share data)


                                                Three Months Ended
                                                    January 31
                                             2006                2005
                                             ----                ----

Net revenue                               $ 13,279           $ 13,423
Cost of revenue                              8,493              8,196
Gross margin                                 4,786              5,227
Gross margin percentage                         36%                39%
Selling, general and
  administrative                             5,197              4,162
Research and development                       820                908
Other                                            -                 36

Operating income (loss)                     (1,231)               121
Interest income                                278                185
Income (loss) before provision
for  income taxes                             (953)               306

Provision (benefit) for income
taxes                                         (381)               101

Net income (loss)                         $   (572)          $    205

Basic earnings (loss) per share           $  (0.05)          $   0.02
Diluted earnings (loss) per
share                                     $  (0.05)          $   0.02


Weighted average basic
  shares outstanding                        11,934             11,728
Weighted average diluted
  shares outstanding                        11,934             12,004

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Synovis Life Technologies, Inc.
February 22, 2006
Page 7

SYNOVIS LIFE TECHNOLOGIES, INC.

Business Segment Information (unaudited)
(In thousands)

                                                Three Months Ended
                                                     January 31
                                               2006             2005
                                               ----             ----

Net revenue
    Surgical business                    $    6,161        $   6,543
    Interventional business                   7,118            6,880
                                          ---------            -----
    Consolidated                         $   13,279        $  13,423

Gross margin
    Surgical business                    $    3,358        $   3,910
    Interventional business                   1,428            1,317
                                          ---------            -----
    Consolidated                         $    4,786        $   5,227

Gross margin percentage
    Surgical business                            55%              60%
    Interventional business                      20%              19%
    Consolidated                                 36%              39%

Operating income (loss)
    Surgical business                    $     (306)        $    877
    Interventional business                    (352)            (275)
    Corporate and other                        (573)            (481)
                                        ------------       -----------
    Consolidated                         $   (1,231)        $    121


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Synovis Life Technologies, Inc.
February 22, 2006
Page 8

SYNOVIS LIFE TECHNOLOGIES, INC.

Condensed Consolidated Balance Sheets (unaudited)
As of January 31, 2006 and October. 31, 2005
(In thousands, except share and per share data)


                                                                   January 31,                October 31,
                                                                       2006                      2005
                                                                ------------------          ---------------

ASSETS
Current assets:
Cash and cash equivalents                                            $     6,135              $      8,183
Short-term investments                                                    37,159                    36,274
Accounts receivable, net                                                   7,512                     8,019
Inventories                                                               10,737                    10,500
Other                                                                      2,448                     2,457
                                                                    ------------              ------------
     Total current assets                                                 63,991                    65,433

Property, plant and equipment, net                                        13,741                    13,931
Goodwill and other intangible assets, net                                  7,519                     7,599
                                                                    ------------              ------------
     Total assets                                                    $    85,251              $     86,963
                                                                    ============              ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses                                $     5,356              $      6,066
                                                                    ------------              ------------
     Total current liabilities                                             5,356                     6,066

Deferred income tax liability, net                                            25                       555
                                                                    ------------              ------------
     Total liabilities                                                     5,381                     6,621
                                                                    ------------              ------------

Shareholders' equity:
Preferred stock: authorized 5,000,000 shares of $.01 par
     value; none issued or outstanding at both dates                           -                         -
Common stock: authorized 20,000,000 shares of $.01 par value;
     issued and outstanding, 11,938,788 and
     11,933,628 at January 31, 2006 and October 31 2005,                     119                       119
     respectively
Additional paid-in capital                                                74,170                    74,070
Retained earnings                                                          5,581                     6,153
                                                                    ------------              ------------
     Total shareholders' equity                                           79,870                    80,342
                                                                    ------------              ------------
     Total liabilities and shareholders' equity                     $     85,251              $     86,963
                                                                    ============              ============


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